Exhibit 10.4

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is made and entered into as of October 4, 2018 (the “Execution Date”) by and between Albireo Pharma,  Inc. (“Company”) and Thomas A Shea (“Executive”).

WHEREAS, Executive'  s  employment with Company shall end on December 31,  2018 (the “Separation Date”);

WHEREAS,  Executive and Company desire to enter into a formal Agreement to memorialize the terms and conditions of Executive 's separation from Company;

WHEREAS,  this Agreement shall become effective on the eighth (8th) day after the day on which Executive signs below (such 8th day referred to herein as the “Effective Date”).

NOW,  THEREFORE,  in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.            Separation of Employment.

(a)    Executive's  employment with Company shall end on the Separation Date as defined above.  Executive represents and warrants that he shall promptly transition his duties and responsibilities as a Company officer pursuant to Company'  s request and direction.  Following the Separation Date,  Executive shall not be and shall not represent himself as an employee or agent of Company.

(b)   To the extent not theretofore paid or provided,  Company shall pay or provide to Executive the following (together the “Final Compensation”): (i) Executive'  s Base Salary through the Separation Date;  (ii) any accrued but unused vacation pay;  and (iii) any other amounts or benefits required to be paid or provided or which Executive is entitled to receive under any plan,  program,  policy or practice or contract or agreement of Company and its affiliated companies.

2.     Separation Benefit. Provided that Executive (A) remains employed in good standing through the Separation Date,  (B) executes and does not revoke this Agreement,  and (C) executes and does not revoke the Supplemental Release attached as Exhibit A  (the “Supplemental Release”), Company agrees to provide Executive with the following payments and benefits (together, the “Separation Benefit”):

(a)    Company shall pay to Executive twelve (12) months of severance pay based on Executive's Base Salary as of the Separation Date. In accordance with Section 5(d)(iii) of Executive'  s employment agreement with Company dated August 4, 2016 (the “Employment Agreement”),  the foregoing severance pay shall be paid in equal installments over the 12-month severance period in accordance with Company'  s normal payroll practices and commencing on the first regular payday for executives following the Supplemental Effective Date (as defined in the Supplemental Release).

(b)      Provided that Executive properly and timely elects to continue Executive's health and dental insurance coverage to the extent allowed under COBRA (or mini-COB RA),  Company will contribute towards the cost of such COBRA (or mini-COBRA) coverage in the same amount as if Executive were actively employed, plus any COBRA (or mini-COBRA) administration fees, until the earlier of: (i) December 31, 2019; or (ii) the date Executive becomes eligible for coverage under the group health plan of another employer (the “COBRA Contribution Period”). During this COBRA Contribution Period, Executive will be required to contribute towards the cost of the COBRA (or mini-COBRA) premium in the same amount as if Executive was actively employed, which Executive agrees to timely pay. After the COBRA Contribution Period, Executive will be responsible for the full cost of any such COBRA (or mini-COBRA) premiums. Executive agrees to promptly notify Company if Executive becomes eligible under the group health plan of another employer prior to December 31, 2019. Following the expiration or termination of the COBRA Contribution Period, Executive may at Executive's sole cost and expense continue COBRA coverage for Executive and Executive 's spouse and eligible dependents, for the duration permitted by and subject to all the requirements of COBRA.

(c)     Notwithstanding anything in the Option Agreements or Incentive Plans to the contrary, the options that are vested and exercisable as of the Separation Date (as summarized in Section 3(a)), to the extent not previously exercised, shall remain exercisable until the one (1) year anniversary of the Separation Date.

Executive acknowledges and agrees that the Separation Benefit is not intended to and does not constitute a severance plan or confer a benefit on anyone other than the parties. Executive further acknowledges that except for the Separation Benefit and the Final Compensation, Executive is not now and shall not in the future be entitled to any other compensation from Company including, without limitation, other wages, commissions, bonuses, vacation pay, holiday pay, paid time off, stock, stock options, equity, or any other form of compensation or benefit.

3.            Equity.

(a)      Executive was granted options to purchase 125,947 shares of Company's common stock pursuant to the terms of the Stock Option Agreements dated November 3, 2016, January 20, 2017, August 21, 2017 and June 8, 2018 (collectively, the “Option Agreements”) and the terms of Company ' s 2016 Equity Incentive Plan, 2017 Equity Incentive Plan and 2018 Equity Incentive Plan, respectively (collectively, the “Incentive Plans “). Assuming Executive remains employed in good standing through the Separation Date, as of the Separation Date, 54,217 shares shall be vested (the “Vested Shares”) and the remaining 71,730 shares shall be unvested (the “Unvested Shares”) pursuant to the Option Agreements. Executive acknowledges and agrees that, upon the Separation Date, the options with respect to the Unvested Shares shall be terminated and he shall have no right(s) to exercise the options with respect to any portion of such Unvested Shares.

(b)

(c)      Except for Executive's ability to exercise the Vested Shares in accordance with the Incentive Plans and the Option Agreements , Executive represents and agrees that (i) he does not own any common stock, stock options, or other equity interest in Company, (ii) he has no right to acquire any further stock options, common stock, equity or other interest in Company under the Option Agreements and/or the Incentive Plans and he shall not in the future have any right to acquire any equity or other interest in Company under the Incentive Plans or the Option Agreements , and (iii) he shall not have any right to vest in any stock or stock options under any Company equity, stock and/or stock option plan or program (of whatever name or kind) that he may have participated in or were eligible to participate in during his employment with Company.

4.     Ongoing Covenants; Return of Property. Executive expressly acknowledges and agrees that Executive shall adhere to the provisions of Section 7 (“Confidential Information”), Section 8 (“Assignment of Rights to Intellectual Property”) and Section 9 (“Restricted Activities”) of the Employment Agreement, which are expressly incorporated by reference herein and shall survive the signing of this Agreement. Executive further acknowledges and agrees that Executive shall abide by any and all Company policies and applicable common law and statutory obligations relating to the protection of Company' s trade secrets and confidential and proprietary information.

5.     Confidentiality.  Information relating to the negotiation of this Agreement and the terms of this Agreement, shall be held confidential by Executive and shall not be publicized or disclosed to:

(a) any person, other than an immediate family member, legal counsel or financial advisor who agrees to be bound by these confidentiality obligations); (ii) any business entity; or (iii) any government agency, except as mandated and permitted by state or federal law. This section shall not prohibit or limit either party from participating in an investigation with a state or federal agency if requested by the agency to do so or prohibit either party from disclosing the terms of this Agreement as necessary and appropriate pursuant to legal requirements and standard recordkeeping and accounting practices.

6.     Non-Disparagement. Neither party shall make any statements that are professionally or personally disparaging to the other party (including Company ' s officers, directors , employees and consultants) , including any statements that disparage any person, product, service, finances, financial condition, or capability.

7.     Cooperation. Following the Separation Date, Executive shall provide Executive's reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive' s employment hereunder. Company shall reimburse Executive for any reasonable out-of-pocket expenses incurred in connection with Executive' s performance of obligations under this section at the request of Company. If Executive is entitled to be paid or reimbursed for any expenses under this section, then the amount reimbursable in any one calendar year shall not affect the amount reimbursable in any other calendar year, and the reimbursement of an eligible expense must be made no later than December 31 of the year after the year in which the expense was incurred.

8.            Release of Claims.

(a)    Release. Executive hereby agrees and acknowledges that by signing this Agreement and accepting the Separation Benefit, and for other good and valuable consideration provided for in this Agreement, Executive is waiving and releasing Executive' s right to assert any form of legal claim against Company11 whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the Execution Date. Executive ' s waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as “Claims”) against Company seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation , back pay, front pay, compensatory damages , emotional distress damages, punitive damages, attorneys ' fees and any other costs) against Company, for any alleged action, inaction or circumstance existing or arising through the Execution Date. Without limiting the generality of the foregoing, Executive specifically waives and releases Company from any waivable claim arising from or related to Executive's employment relationship with Company through the Execution Date including, without limitation : (i) Claims under any Massachusetts or other state or federal statute, regulation or executive order (as amended) relating to employment, discrimination , fair employment practices, wages, hours or other terms and conditions of employment, including but not limited to the Age Discrimination in Employment Act and Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871 and Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act, the Genetic Information Non-Discrimination Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Lilly Ledbetter Fair Pay Act, the National Labor Relations Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, COBRA, the Worker Adjustment and Retraining Notification Act, the Massachusetts Fair Employment Practices Statute, the Massachusetts Equal Rights Act, the Massachusetts Civil Rights Act, the Massachusetts Privacy Statute, the Massachusetts Sexual Harassment Statute, the Massachusetts Wage Act, the Massachusetts Minimum Fair Wages Act, the Massachusetts Equal Pay Act, and any similar Massachusetts or other state or federal

11    For purposes of this section,  “Company” means Albireo Pharma,  Inc. and its divisions,  affiliates,  parents, subsidiaries and related entities,  and its and their owners,  shareholders,  partners,  directors,  officers,  employees,  trustees,  agents,  successors and assigns.

statute, regulation or executive order (as amended) relating to or other terms and conditions of employment. Please note that this section specifically includes a waiver and release of Claims regarding payments or amounts covered by the Massachusetts Wage Act or the Massachusetts Minimum Fair Wages Act, including hourly wages, salary, overtime, minimum wages, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay or severance pay; (ii) Claims under any Massachusetts or other state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation , deceit, fraud or negligence or any claim to attorneys' fees under any applicable statute or common law theory of recovery; and (iii) any other Claim arising under other state or federal law. Notwithstanding anything in this section to the contrary, this section does not release Company from any obligation expressly set forth in this Agreement and shall not act as a waiver or release of any claims that Executive cannot by law waive or release.

(b)          No Claims Filed; Release Limitation. As a condition of Company entering into this Agreement, Executive further represents that he has not filed against Company any complaints, claims or lawsuits with any court, administrative agency or arbitral tribunal prior to the Execution Date, and that he has not transferred to any other person any such complaints, claims or lawsuits. Executive understands that nothing contained in this Agreement limits his ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (the “Government Agencies”). Executive further understands that this Agreement does not limit his ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies, including providing documents or other information, without notice to Company. This Agreement does not limit Executive' s right to receive an award for information provided to any Government Agencies. Executive understands, however, that, except as limited by the immediately preceding sentence, by signing this Agreement, Executive waives his right to any monetary recovery in connection with Government Agencies proceedings and Executive waives his right to file a claim seeking monetary damages in any court, administrative agency or arbitral tribunal.

(c)           Acknowledgement.  Executive acknowledges and agrees that, but for providing this waiver and release, Executive would not be receiving the Separation Benefit provided to Executive under the terms of this Agreement.

9.            ADEA/OWBP A Review and Revocation Period. Executive and Company acknowledge that Executive has specific rights under the Age Discrimination in Employment Act (“ADEA'') and the Older Workers Benefit Protection Act (the “OWBPA”), which prohibit discrimination on the basis of age. It is Company ' s desire and intent to make certain that Executive fully understands the provisions and effects of this Agreement, which includes a release of claims under the ADEA and OWBPA. To that end, Executive has been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Agreement. Consistent with the provisions of the ADEA and OWBPA, Company also is providing Executive with twenty one (21) days from the Execution Date in which to consider and accept the terms of this Agreement by signing below and returning it to Jason Duncan, General Counsel, Albireo Pharma, Inc., 10 Post Office Square , Suite 502 South, Boston, MA 02109. Executive may rescind Executive's assent to this Agreement if, within seven (7) days after Executive signs this Agreement, Executive delivers by hand or send by mail (certified, return receipt and postmarked within such seven-day period) a notice of rescission to Jason Duncan, General Counsel, at the above- referenced address.

10.          Material Breach. A breach of any of Sections 4, 5, 6, 7 or 8 of this Agreement shall constitute a material breach of this Agreement and, in addition to any other legal or equitable remedy available to Company, shall entitle Company to recover the Separation Benefit paid to Executive hereunder.

11.          Successors and Assigns. This Agreement is personal to Executive and shall  not  be  assignable by Executive. This Agreement shall inure to the benefit of and  be  enforceable  by  Executive' s legal representatives . Company may assign this Agreement without the consent of  Executive.  This Agreement shall inure to the benefit of and be binding upon Company and its successors and assigns.

12.          Code Section 409A. Both Executive and Company intend this Agreement to be in compliance with Section 409A of the Internal Revenue Code of 1986 (as amended). Executive acknowledges and agrees, however, that Company does not guarantee the tax treatment or tax consequences associated with any payment or benefit arising under this Agreement, including, without limitation , to consequences related to Code Section 409A. In the event any payments or benefits are deemed by the IRS to be non-compliant, this Agreement, at Executive' s option, shall be modified to the extent practicable, so as to make it compliant by altering the payments or benefits, or the timing of their receipt, provided that no such modification shall increase Company' s obligations hereunder.

13.          Miscellaneous.

(a)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws.

(b)          Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(c)           Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(d)          Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party  or by  registered or certified mail,  return receipt requested,  postage prepaid,  addressed as follows:

If to Executive:	Thomas A. Shea
8 Villa Drive
Medway, MA 02053

If to Company:	Albireo Pharma, Inc.
10 Post Office Square
Suite 502 South
Boston, MA 02109
Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(e)           Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(f)           Withholding. Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(g)          Waivers.  Executive's or Company's failure to insist upon strict compliance with any prov1s1on of this Agreement or the failure to assert any right Executive or Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(h)          Entire Agreement. This Agreement and the agreements and/or the agreement sections explicitly referenced as surviving herein (including the Incentive Plans,  the Option Agreements , and Sections 7,  8 and 9 of the Employment Agreement) ,  contain the entire agreement between Company and Executive with respect to the subject matter hereof and, from and after the Effective Date,  shall supersede any other agreement between the parties with respect to the subject matterhereof.

(i)           Counterparts; Scanned Signatures. This Agreement may be executed in one or more counterparts,  all of which shall be considered one and the same agreement ,  and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party. A counterpart executed and delivered by PDF or facsimile shall be sufficient for the Agreement to become effective.

IN WITNESS WHEREOF,  Executive has hereunto set Executive 's hand and, pursuant to the authorization from the Board,  Company has caused these presents to be executed in its name on its behalf,  all as of the day and year first above written.

THOMAS A. SHEA	ALBIREO PHARMA, INC.

Signed Name
By:
Name:

Printed Name	Title: President and CEO

EXHIBIT A

SUPPLEMENTAL RELEASE

This Supplemental Release (this “Release”) is made and entered into as of December 31,  2018 (the “Separation Date”) by and between Albireo Pharma,  Inc. (“Company”) and Thomas A. Shea (“Executive”).

1.            Release of Claims. Executive hereby agrees and acknowledges that by signing this Release and accepting the Separation Benefit (as defined in the Separation Agreement between Company  and Executive,  dated October 4,  2018 (the “Separation Agreement “)),  and for other good and valuable consideration provided for in the Separation Agreement ,  Executive is waiving and releasing Executive's right to assert any form of legal claim against Company2/ whatsoever for any alleged action,  inaction or circumstance existing or arising from the beginning of time through the Separation Date.  Executive's waiver and release herein is intended to bar any form of legal claim,  charge ,  complaint or any other form of action (jointly referred to as “Claims”) against Company seeking any form of relief including ,  without limitation , equitable relief (whether declaratory,  injunctive or otherwise),  the recovery of any damages or any other form of monetary recovery whatsoever (including ,  without limitation,  back pay,  front pay, compensator y damages,  emotional distress damages, punitive damages,  attorneys '  fees and any other costs) against Company,  for any alleged action,  inaction or circumstance existing or arising through the Separation Date. Without limiting the generality of the foregoing,  Executive specifically waives and releases Company from any waivable claim arising from or related to Executive '  s employment relationship with Company through the Separation Date including, without limitation: (i) Claims under any Massachusetts or other state or federal statute,  regulation or executive order (as amended) relating to employment,  discrimination,  fair employment practices,  wages, hours or other terms and conditions of employment,  including but not limited to the Age Discrimination in Employment Act and Older Workers Benefit Protection Act,  the Civil Rights Acts of 1866 and 1871 and Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991,  the Equal Pay Act,  the Americans With Disabilities Act,  the Genetic Information Non-Discrimination Act,  the Uniformed Services Employment and Reemployment Rights Act of 1994,  the Lilly Ledbetter Fair Pay  Act,  the National Labor Relations Act,  the Family and Medical Leave Act,  the Employee Retirement Income Security Act of 1974,  COBRA,  the Worker Adjustment and Retraining Notification Act,  the Massachusetts Fair Employment Practices Statute, the Massachusetts Equal Rights Act, the Massachusetts Civil Rights Act, the  Massachusetts Privacy Statute,  the Massachusetts Sexual Harassment Statute,  the Massachusetts Wage Act,  the Massachusetts Minimum Fair Wages Act,  the Massachusetts Equal Pay Act, and any similar Massachusetts or other state or federal statute,  regulation or executive order (as amended) relating to or other terms and conditions of employment. Please note that this section specifically includes a waiver and release of Claims regarding payments or amounts covered by the Massachusetts Wage Act or the Massachusetts Minimum Fair Wages Act,  including hourly wages,  salary,  overtime, minimum wages, commissions , vacation pay, holiday pay,  sick leave pay, dismissal pay,  bonus pay or severance pay; (ii) Claims under any Massachusetts or other state or federal common law theory in cluding,  without limitation ,  wrongful discharge,  breach of express or implied contract, promissory estoppel,  unjust enrichment, breach of a covenant of good faith and fair dealing,  violation of public policy,  defamation ,  interference with contractual relations,  intentional or negligent infliction of emotional distress, invasion of privacy,  misrepresentation , deceit,  fraud or negligence or any claim to attorneys '  fees under any applicable statute or common law theory of recovery;  and (iii) any other Claim arising under other state or federal law. Notwithstanding anything in this section to the contrary, this section does not release Company from any

21    For purposes of this section,  “Company” means Albireo Pharma,  Inc. and its divisions,  affiliates, parents,  subsidiaries and related entities,  and its and their owners,  shareholders,  partners,  directors,  officers,  employees,  trustees,  agents,  successors and assigns.

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obligation expressly  set forth in the Separation Agreement and shall not act as a waiver or release of any claims that Executive cannot by law waive or release.

2.            No Claims Filed; Release Limitation. As a condition of Company entering into this Release,  Executive further represents that he has not filed against Company any complaints,  claims or lawsuits with any court,  administrative agency or arbitral tribunal prior to the Separation Date,  and that he has not transferred to any other person any such complaints, claims or lawsuits. Executive understands that nothing contained in this Release limits his ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board,  the Occupational Safety and Health Administration,  the Securities and Exchange Commission or any other federal,  state or local governmental agency or commission (the “Government Agencies”). Executive further understands that this Release does not limit his ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies, including providing documents or other information,  without notice to Company.  This Release does not limit Executive's right to receive an award for information provided to any Government Agencies. Executive understands,  however,  that,  except as limited by the immediately preceding sentence,  by signing this Release,  Executive waives his right to any monetary recovery in connection with Government Agencies proceedings and Executive waives his right to file a claim seeking monetary damages in any court,  administrative agency or arbitral tribunal.

3.            ADEA/OWBPA Review and Revocation Period.  Executive and Company  acknowledge that Executive has specific rights under the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act (the “OWBPA”),  which prohibit discrimination on the basis of age. It is Company'  s desire and intent to make certain that Executive fully understands the provisions and effects of this Release,  which includes a release of claims under the ADEA and OWBPA. To that end, Executive has been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Release. Consistent with the provisions of the ADEA and OWBPA, Company also is providing Executive with twenty one (21) days from the Separation Date in which to consider and accept the terms of this Release by signing below and returning it to Jason Duncan,  General Counsel, Albireo Pharma,  Inc., 10 Post Office Square, Suite 502 South, Boston, MA 02109. Executive may rescind Executive's assent to this Release  if,  within seven (7) days after Executive signs this Release,  Executive  delivers by hand or send by mail (certified,  return receipt and postmarked within such seven-  day period) a notice of rescission to Jason Duncan,  General Counsel, at the above-referenced address. The eighth (8th ) day following Executive '  s signing  of this  Release  is the effective  date  of this  Release  (such  date,  the “Supplemental Effective Date”).

4.            Acknowledgement. Executive acknowledges and agrees that,  but for providing this waiver and release,  Executive would not be receiving the Separation Benefit provided to Executive under the terms of the Separation Agreement.

Confirmed And Agreed :

Thomas A. Shea

Dated:

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